UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-184061	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

61-0296721899

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENT TO BYLAWS

On August 2, 2024 the Registrant’s Board of Directors amended the Registrant’s Bylaws and adopted Amended and Restated Bylaws. The amendment was made to the standard for quorum at a meeting of the shareholders, as set forth in Article I, Section 6(b) of the Bylaws as follows:

Previous Article I, Section 6(b)

Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.

Amended Article I, Section 6(b)

A quorum shall be present at the meeting if and only if the record holders of shares representing no less than 33⅓% of the outstanding shares of the Corporation’s common voting stock are present in person at the meeting or are represented by proxy.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3-a	Amended and Restated Bylaws of Tianci International, Inc., as adopted on August 2, 2024.
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: August 14, 2024	By:	/s/ Shufang Gao Shufang Gao, CEO

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